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                                                       Exhibit 10.21

STATE OF GEORGIA
COUNTY OF GLYNN

                        AMENDMENT NO. 2 TO SUBLEASE AGREEMENT
                     --------------------------------------

    This Amendment to Sublease Agreement made this the 25th day of May 1995, by and between the BRUNSWICK AND GLYNN COUNTY DEVELOPMENT AUTHORITY, hereinafter referred to as "Authority" or "Sublessor," and GULFSTREAM AEROSPACE CORPORATION, a Georgia Corporation, hereinafter referred to as "Sublessee."

                                 W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, the Brunswick and Glynn County Development Authority and
Gulfstream Aerospace Corporation, a Georgia Corporation, entered into a Sublease Agreement on June 1, 1992, a copy of which is recorded in the Office of the Clerk of Glynn County Superior Court in Deed Book 42 W, page 48; and

    WHEREAS, Glynn County Georgia, as Lessor and Authority, as Lessee, entered into a Lease Agreement dated October 11, 1988, a copy of which is recorded in the Office of the Clerk of Glynn County Superior Court in Deed Book 32 Q, page 595, and amended by Agreement dated May 4, 1990, recorded in Deed Book 35 E, page 335, and amended by Agreement dated June 22, 1990, recorded in Deed Book 35 P, page 61; and

    WHEREAS, the real property which is the subject of this amendment and said Sublease Agreement dated June 1, 1992, was a portion of the real property which was the subject of said Lease Agreement dated October 11, 1988; and

    WHEREAS, pursuant to said Lease Agreement dated October 11, 1988, the Authority is the successor in interest to Glynn County, Georgia, and authorized to enter into this amendment; and

    WHEREAS, the Authority and Gulfstream Aerospace Corporation mutually desire to amend paragraphs 2, 3, and 4 of said Sublease Agreement entered into on June 1, 1992, by and between the Brunswick and Glynn County Development Authority and Gulfstream Aerospace Corporation;

    NOW THEREFORE, for and in consideration of the premises herein set forth and the terms and conditions hereinafter stated, the Brunswick and Glynn County Development Authority and Gulfstream Aerospace Corporation agree and bind themselves as follows, to-wit:

    1. Delete paragraph 2 in its entirety and insert the following in lieu thereof:

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    PARAGRAPH 2.  TERM.  This Sublease commences on the 1st day of June 1995, inclusive and expires on the 31st day of May 1998, inclusive, a period of three
(3) years and zero (0) months (the base term). This Sublease may be extended by mutual agreement of the parties or in compliance with any option for renewal provided in Paragraph 3 of this Sublease.

    2. Delete paragraph 3 in its entirety and insert the following in lieu thereof:

    PARAGRAPH 3.   OPTIONS TO RENEW.  Sublessee shall have the option to renew this Sublease for five (5) renewal terms of one (1) year and zero (0) months beginning the 1st day of June 1998, unless this Sublease is terminated as a result of Sublessee's default and breach.

    Sublessee shall not exercise any option to renew for more than one renewal term at a time during either the base term or any renewal term of this Sublease. Sublessee shall deliver to Sublessor written notice of its intent to renew this Sublease at least one hundred eighty (180) days prior to the expiration of the base term or any renewal term then in effect.

    Except for the amount of the rental rate, unless otherwise provided for within Paragraph 4 all agreements and conditions in this Sublease shall have the same force and effect for each renewal term as for the base term unless the parties otherwise agree in writing.

    At the end of the last of the five renewal terms, the Sublessee may request new negotiations for the leasehold and improvements. This request shall be submitted in writing at least ninety (90) days prior to the termination of the last option period. The Sublessor agrees to enter into good faith negotiations prior to negotiations with any other prospective Sublessee.

    3. Delete paragraph 4 in its entirety and insert the following in lieu thereof:

    PARAGRAPH 4. RENTAL. Sublessee shall pay for the use and occupancy of the premises during the first year of this Amendment, beginning June 1, 1995, and extending through May 31, 1996, the sum of One Hundred Sixty-five Thousand and 00/100 Dollars ($165,000.00) per year; Thirteen Thousand Seven Hundred Fifty and 00/100 Dollars ($13,750.00) per month, payable in equal monthly payments for the first year of this Agreement. Provided, however, Seven Thousand Seven Hundred Fifty and 00/100 Dollars ($7,750.00) of the monthly payment for the twelve (12) months of the first year shall be deferred upon the following condition: the total amount deferred, Ninety-three Thousand and 00/100 Dollars ($93,000.00), less any amounts attributable to improvements made by Sublessee prior to May 31, 1996, shall be paid to Sublessor in a


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lump-sum prior to May 31, 1996.  Paid receipt documentation for improvements shall be provided to Sublessor.

    Sublessee shall pay for the use and occupancy of the premises during the second year of this Amendment, beginning June 1, 1996, and extending through May 31, 1997, the sum of One Hundred Sixty-five Thousand and 00/100 Dollars ($165,000.00) per year; Thirteen Thousand Seven Hundred Fifty and 00/100 Dollars ($13,750.00) per month, payable in equal monthly payments for the second year of this Agreement. Provided, however, Five Thousand Seven Hundred Fifty and 00/100 Dollars ($5,750.00) of the monthly payment for the twelve (12) months of the second year shall be deferred upon the following condition: the total amount deferred, Sixty-nine Thousand and 00/100 Dollars ($69,000.00), less any amounts attributable to improvements made by Sublessee prior to May 31, 1997, and which have not been previously deducted from rental obligations pursuant to this Agreement shall be paid to Sublessor in a lump-sum prior to May 31, 1997. Paid receipt documentation for improvements shall be provided to Sublessor.

    Sublessee shall pay for the use and occupancy of the premises during the third year of this Amendment, beginning June 1, 1997, and extending through May 31, 1998, the sum of One Hundred Seventy-two Thousand Five Hundred and 00/100 Dollars ($172,500.00) per year; Fourteen Thousand Three Hundred Seventy-five and 00/100 Dollars ($14,375.00) per month, payable in equal monthly payments for the third year of this Agreement. Provided, however, Two Thousand One Hundred Twenty-five and 00/100 Dollars ($2,125.00) of the monthly payment for the twelve
(12) months of the third year shall be deferred upon the following condition: the total amount deferred, Twenty-five Thousand Five Hundred and 00/100 Dollars ($25,500.00), less any amounts attributable to improvements made by Sublessee prior to May 31, 1998, and which have not been previously deducted from rental obligations pursuant to this Agreement shall be paid to Sublessor in a lump-sum prior to May 31, 1998. Paid receipt documentation for improvements shall be provided to Sublessor.

    Sublessor shall adjust the rental rate after the base term of three (3) years, or any renewal, by an amount which equals the percent of change of the All Urban Consumer Price Index (C.P.I.-U.) as published by the Bureau of Labor Statistics, with a base C.P.I.-U.) equaling 452.0 for February 1995, based upon the base year of 1967=100). The rental rate shall not exceed One Hundred Seventy-five Thousand and 00/100 Dollars ($175,000.00) for the first one (1) year option term.

    Sublessee shall not be liable to the Sublessor for any additional charge for purchase or sale of fuel made while utilizing the premises should Sublessee determine, at its option, to purchase or resale fuel, delivered from any Fixed Base Operations resident and operating on Sublessor's premises. Said Fixed Base Operations shall be responsible


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for payment of any and all appropriate funds, based on the Sublessee's published sales price to the Sublessee's customers and in effect at the time of delivery.

    Should no resident Fixed Base Operations be agreeable to selling fuel to Sublessee on the Sublessor's premises and the Sublessee elects to sell fuel on the subleased premises, then and if the sale of fuel is permitted on the subleased premises, by applicable Federal and State law, then and only in such an event, said Sublessee shall pay to the Sublessor a sum equal to that charged other Fixed Base Operations on all fuel sold on the subleased premises. Sublessee agrees that the additional rental called for herein will be paid on all fuel used in connection with refueling operations on all aircraft.

    Sublessee agrees to keep complete and accurate records of all fuel sold by Sublessee on the subleased premises during the term of this Sublease or any extension thereof and Sublessee shall on or before the 25th day of each and every month provide the Sublessor with written notice of such fuel sales together with the payment required by the subparagraph above. In addition, Sublessee shall, on or before the 25th day of June of each lease year provide the Sublessor with a certified statement of fuel sold during the immediately preceding lease year together with any fuel fees due to the Sublessor for that period.

    The Sublessor shall have the right on an annual basis, upon written notice to the Sublessee to increase the fuel fees, provided however, such increase shall apply to all Fixed Base Operations uniformly.


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    IN WITNESS WHEREOF, each of the respective parties hereto (and in the case of a corporation, an authority or partnership, by and through its duly authorized officers or partners) has caused these presents to by duly signed, sealed and delivered as of the date first above written in the preamble, but on the date set forth beside each respective signature.




Signed, sealed and delivered            SUBLESSOR:
this 25th  day of May
1995, in the presence of:               BRUNSWICK AND GLYNN COUNTY
                                        DEVELOPMENT AUTHORITY
  /s/ Bonna Jean Jernigan
- --------------------------------------
Witness                                 By: /s/ Walter McNeely
                                           ------------------------------
                                             Walter McNeely
  /s/ Penny P. Moore                         Chairman
- --------------------------------------
Notary Public                           ATTEST: /s/ Ben T. Slade III
                                               --------------------------
                                             Ben T. Slade, III
                                             Secretary-Treasurer
                                                  (Agency Seal)


Signed, sealed and delivered            SUBLESSEE:
this 25th day of May
1995, in the presence of:               GULFSTREAM AEROSPACE
                                        CORPORATION

                                        BY: /s/ W.W. Boisture, Jr.
                                           ------------------------------
  /s/ Becky R. Richs
- --------------------------------------
Witness                                 ATTEST: /s/ Donald N. Mayer, SEC
                                               --------------------------

                                        (Corporate Seal)
  /s/ Gail P. Carroll
- --------------------------------------
 Notary Public


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